Exhibit 99.1

SKYX Reports Record First Quarter Sales of $19.0 Million Compared to $18.6 Million for First Quarter 2023 as it Continues to Grow its Market Penetration in the U.S and Canada of its Advanced and Smart Platform Products

MIAMI, FL – May 14, 2024 – SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a SKYX Technologies) (the “Company” or “SKYX”), a highly disruptive platform technology company with over 90 pending and issued patents globally and over 60 lighting and home décor websites, with a mission to make homes and buildings become safe and smart as the new standard, today reported its financial and operational results for the first quarter ended March 31, 2024.

First Quarter 2024 and Recent Subsequent Achievements

●	Generated record first quarter sales of 2024 sales of $19.0 million in revenue compared to $18.6 million for the first quarter of 2023, including sales of its advanced and smart platform plug and play products.
●	Reported $19.8 million in cash, cash equivalents, restricted cash, available cash, and investments available for sale as of December 31, 2023, as compared to $22.4 million as of December 31, 2023.
●	New Global Smart Home and AI Related Patents. SKYX’s new and existing patents enable and enhance performance of smart home and AI sensors in addition to home safety sensors. SKYX recently received 8 additional patent issuances bringing the Company’s intellectual property portfolio to a total of over 90 issued and pending patents, 30 of which are issued patents covering SKYX’s advanced plug and play and smart home platform technologies for the smart home, AI, electrical, and lighting industries in the U.S. and internationally including China, Europe and 2 patents in India.
●	The Company continues to grow its market penetration of its advanced and smart platform technologies product to both retail and commercial segments, through its e-commerce platform of over 60 websites for lighting and home décor.
●	Collaboration with a world-leading Chinese Lighting supplier and manufacturer Ruee Appliances. The collaboration with Ruee will include SKYX’s advanced and smart products to both professional and retail Markets and provide SKYX substantial backing in several areas including financial, mass production manufacturing capabilities, and distribution to global markets including China and Europe. The collaboration is expected to substantially enhance gross margins on SKYX’s product sales.
●	SKYX and General Electric (GE) signed a 5-year global licensing partnership agreement to license SKYX’s patented advanced and smart home platform technologies, including its ceiling outlet/receptacle-related products as well as its all-in-one smart home platform technology.
●	Announced a collaboration with world-leading lighting company Kichler, which will include SKYX’s advanced smart and standard products for online, retail, and professional channels.
●	Announced a collaboration with Quoizel, a premier U.S. lighting manufacturer for nearly 100 years, to integrate SKYX’s advanced smart and standard products for online, retail, and professional channels.
●	SKYX continues to deliver its products to thousands of homes in the U.S. and Canada and expects its products to be in tens of thousands of homes within a year.
●	SKYX has started sales to the builder and pro segments and opened over 100 builder and pro accounts during the International Builders’ Show (IBS - NAHB) in Las Vegas.
●	The Company entered into an agreement to supply approximately 1,000 homes with its advanced smart home platform technologies and is expected to deliver approximately 30,000 units representing a variety of its advanced and smart platform technology products to the developer’s upcoming projects.
●	SKYX won 7 CES (Consumer Electronics Show) Awards including most recently two awards for its All-In-One Smart Home Platform.
●	Announced a collaboration with Golden Lighting, a leading provider of elegant lighting solutions in the U.S., which will feature SKYX advanced smart and standard products for online, retail, and professional channels.

Safety Standardization Highlights

The Company filed for a mandatory safety standardization with the National Electrical Code (NEC) for its ceiling outlet receptacle for ceilings in homes and buildings in 2023.

Management believes that after over 12 years of its standardization process, including its product specification approval voting for by ANSI / NEMA (American National Standardization Institute / National Electrical Manufacturing Association), it has met the necessary safety conditions for becoming a ceiling safety standardization requirement for homes and buildings. In the past 12 years, the Company’s product was voted into 10 segments in the NEC Code Book. Voting decisions are at the discretion of the NEC voting members.

The Company’s code team is led by Mark Earley – former head of the National Electrical Code (NEC) and former Chief Electrical Engineer of the National Fire Protection Association (NFPA) – as well as Eric Jacobson, former President and CEO of The American Lighting Association (ALA). Mr. Earley and Mr. Jacobson were instrumental in numerous code and safety changes in both the electrical and lighting industries.

First Quarter 2024 Financial Results

Revenue in the first quarter of 2024 increased to a record $19.0 million, including E-commerce sales as well as smart and standard plug and play products, as compared to $18.6 million in the first quarter of 2023.

Cash, cash equivalents, and restricted cash amounted to $19.8 million as of March 31, 2024, as compared to $22.4 million as of December 31, 2023.

Sales and marketing expenses amounted to $6.5 million during the first quarter of 2024, compared to $5.7 million in the first quarter of 2023.

Net cash loss before interest, taxes, depreciation, and amortization, as adjusted for share-based payments (“adjusted EBITDA”), a non-GAAP measure, amounted to $5.1 million, in addition to a non-cash basis loss of $4.6 million, amounted to a net loss of $9.7 million, or $(0.10) per share, in the first quarter of 2024, as compared to a net cash loss of $4.4 million, in addition to a non-cash basis loss of $3.6 million, amounted to a net loss of $8.0 million, or $0.10 per share, in the first quarter of 2023.

The Company’s financial statements for the quarter ended March 31, 2024, will be filed with the SEC and are available on the Company’s investor relations website. https://ir.skyplug.com/sec-filings/

Management Commentary

The first quarter of 2024, which reflected expected tempered revenues following traditionally stronger calendar fourth-quarter sales, was highlighted by our continued market penetration and positioning that not only includes the Ruee Appliances collaboration but also developing our sales channels and focusing on sales and marketing programs with key stakeholders in such channels. We believe we have accelerated our cadence of sales with a robust gross margin profile, notably managing our cash burn. Additionally, our e-commerce platform with over 60 websites is providing additional cash flow to the Company, which, when combined with our existing cash, enhances our cash position to continue executing our business plan. We believe we will be cash flow positive during 2025.

We are encouraged by our path to the builder/commercial segments, large online and brick-and-mortar retail partners as well as our future potential to realize incremental licensing, subscription, and AI/data aggregation revenues.

Furthermore, our e-commerce website platform with 60 websites enhances the acceleration of marketing, distribution channels, collaborations, and sales to both professional and retail segments. Our websites include banners, videos, and educational materials regarding the simplicity, cost savings, timesaving, and lifesaving aspects of the Company’s patented technologies.

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX has a series of highly disruptive advanced-safe-smart platform technologies, with over 90 U.S. and global patents and patent pending applications. Additionally, the Company owns over 60 lighting and home decor websites for both retail and commercial segments. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com/ or follow us on LinkedIn.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with third-party platforms or technologies; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating the Company’s business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of the Company’s core operations, such as interest expense and amortization expense associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure. Investors should not rely on any single financial measure to evaluate the Company’s business.

Investor Relations Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

SKYX PLATFORMS CORP.

Consolidated Balance Sheets

	(Unaudited) March 31, 2024	(Audited) December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$14,146,785	$16,810,983
Restricted cash	2,750,000	2,750,000
Account receivable	3,932,008	3,384,976
Inventory	3,777,724	3,425,734
Deferred cost of revenues	245,734	224,445
Prepaid expenses and other assets	630,077	721,717
Total current assets	25,482,328	27,317,855

Long-term assets:
Furniture and equipment, net	459,929	436,587
Restricted cash	2,892,878	2,869,270
Right of use assets	21,360,642	21,214,652
Intangibles, definite life	7,627,472	8,141,032
Goodwill	16,157,000	16,157,000
Other assets	204,807	204,807
Total long-term assets	48,702,728	49,023,348

Total Assets	$74,185,056	$76,341,203

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$12,537,437	$12,388,475
Notes payable	5,865,829	5,724,129
Operating lease liabilities	2,160,938	1,898,428
Royalty obligation	800,000	800,000
Consideration payable	750,000	730,999
Deferred revenues	1,616,038	1,475,519
Convertible notes, related parties	600,000	825,000
Convertible notes	—	350,000
Total current liabilities	24,330,242	24,192,550

Long term liabilities:
Accounts payable and accrued expenses	950,358	744,953
Notes payable	764,333	1,016,924
Consideration payable	—	3,038,430
Operating lease liabilities	22,161,824	22,267,558
Convertible notes	9,231,706	5,758,778
Convertible notes related parties	350,000	—

Royalty obligations	2,900,000	3,100,000

Total long-term liabilities	36,358,221	35,926,643

Total liabilities	60,688,463	60,119,193

Stockholders’ Equity:
Common stock and additional paid-in-capital: $0 par value, 500,000,000 shares authorized; and 97,096,897 and 93,473,433 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	168,975,808	162,025,024
Accumulated deficit	(155,479,215)	(145,803,014)
Accumulated other comprehensive loss	—	—
Total stockholders’ equity	13,496,593	16,222,010

Total Liabilities and Stockholders’ Equity	$74,185,056	$76,341,203

SKYX Platforms Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended March 31,
	2024	2023
Revenue	$18,977,821	$10,025
Cost of revenues	13,399,771	1,468
Gross profit (loss)	5,578,050	8,557

Selling and marketing expenses	6,526,816	1,299,859
General and administrative expenses	7,939,581	5,948,346
Total expenses, net	14,466,397	7,248,205

Loss from operations	(8,888,347)	(7,239,648)
Other income / (expense)
Interest expense, net	(787,854)	(730,621)
Gain on extinguishment of debt	—	—
Other income	—	—
Total other expense, net	(787,854)	(730,621)

Net loss	(9,676,201)	(7,970,269)

Other comprehensive loss:
Unrealized loss on debt securities	—	57,494
Net comprehensive loss attributed to common stockholders	$(9,676,201)	$(7,912,775)

Net loss per share - basic and diluted	$(0.10)	$(0.10)

Weighted average number of common shares outstanding – basic and diluted	95,091,003	82,965,182

SKYX Platforms Corp.

Consolidated Statements of Stockholders’ Equity

(Unaudited)

	For the three months ended March 31,
	2024	2023

Shares of common stock

Balance, beginning of period	93,473,433	82,907,541
Common stock issued pursuant to offerings	2,733,361	—
Common stock issued pursuant to services	890,103	282,188

Balance, end of period	97,096,897	83,189,729

Common stock and paid-in capital
Balance, beginning of period	$162,025,024	$114,039,638
Common stock issued pursuant to offerings	3,655,755	—
Common stock issued pursuant to services	3,295,029	2,963,702
Debt discount	—	5,569,978
Balance, end of period	$168,975,808	$122,573,318

Accumulated Deficit
Balance, beginning of period	$(145,803,014)	$(106,070,358)
Net loss	(9,676,201)	(7,970,269)
Balance, end of period	$(155,479,215)	$(114,040,627)

Accumulated other comprehensive loss
Balance, beginning of period	$—	$(62,147)
Unrealized gain on debt securities	—	57,494
Balance, end of period	—	(4,653)

Total stockholders’ equity	$13,496,593	$8,528,038

SKYX Platforms Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,676,201)	$(7,970,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,060,571	497,373
Amortization of debt discount	228,499	143,257
Non-cash equity-based compensation expense	3,295,029	2,963,702
Change in operating assets and liabilities:
Inventory	(351,990)	(178,780)
Accounts receivable	(547,032)	—
Prepaid expenses and other assets	91,640	(45,501)
Deferred charges	(21,289)	—
Deferred revenues	140,519	—
Operating lease liabilities	(505,920)	(171,963)
Accretion operating lease liabilities	—	245,009
Royalty obligation	(200,000)	—
Accounts payable and accrued expenses	303,866	398,183

Net cash used in operating activities	(6,182,308)	(4,118,989)
Cash flows from investing activities:
Purchase of debt securities	—	(136,033)
Purchase of property and equipment	(53,647)	(306)
Payment of patent costs and other intangibles	—	(33,559)
Net cash used in investing activities	(53,647)	(169,898)

Cash flows from financing activities:
Proceeds from issuance of common stock- offerings	3,655,755	—
Proceeds from issuance of convertible notes	—	10,350,000)
Principal repayments of notes payable	(60,390)	(893)
Net cash provided by financing activities	3,595,365	10,349,107

Change in cash, cash equivalents and restricted cash	(2,640,590)	6,060,221
Cash, cash equivalents, and restricted cash at beginning of period	22,430,253	9,461,597
Cash, cash equivalents and restricted cash at end of period	$19,789,663	$15,521,818
Supplementary disclosure of non-cash financing activities:

Substitution of consideration payable to convertible notes	$3,117,408	$—
Debt discount	—	$5,569,978
Right-of-use assets and operating lease liabilities	662,698	—

Cash paid during the period for:
Interest	$641,647	$711,648

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables our management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization expense associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in our financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure included below. Investors should not rely on any single financial measure to evaluate our business.

	For the three-months ended March 31,
	2024	2023
Net loss	$(9,676,201)	$(7,970,269)
Share-based payments	3,295,029	2,963,702
Interest expense	787,854	730,621
Depreciation, amortization	1,060,571	497,373

EBITDA, as adjusted	$(4,532,747)	$(3,778,573)